Exhibit 1(e)

                            CERTIFICATE OF CONVERSION

                                   CONVERTING

                     GLOBAL FINANCIAL SERVICES MASTER TRUST
                          (A Delaware Statutory Trust)

                                       TO

                      GLOBAL FINANCIAL SERVICES MASTER LLC
                     (A Delaware Limited Liability Company)

      This Certificate of Conversion is being filed for the purpose of converting Global Financial Services Master Trust, a Delaware statutory trust (the "Converting Entity"), to a Delaware limited liability company to be named Global Financial Services Master LLC (the "Company"). pursuant to Section 18-214 of the Delaware Limited Liability Company Act, 6 Del. C. ss.ss. 18-101 et seq. (the "Delaware LLC Act") and Section 3821 of the Delaware Statutory Trust Act, 12 Del. C. ss.ss. 3801 et seq. (the "Delaware Statutory Trust Act").

      The   undersigned,   being  duly  authorized  to  execute  and  file  this
Certificate of Conversion, does hereby certify as follows:

      1.  Name  of  Converting   Entity.  The  name  of  the  Converting  Entity
immediately prior to the filing of this Certificate of Conversion was "Global Financial Services Master Trust".

      2. Date and Jurisdiction of Formation of Converting Entity. The date on which, and the jurisdiction where, the Converting Entity was formed, which jurisdiction has not changed, are as follows:

             Date                                Jurisdiction
             ----                                ------------

             August 19, 1999                     Delaware

      3. Name of Continuing Limited Liability Company. The name of the Delaware limited liability company to which the Converting Entity is being converted and the name set forth in the Certificate of Formation of the Company filed in accordance with Section 18-214(b) of the Delaware LLC Act is "Global Financial Services Master LLC".

      4. Effective Time. This Certificate shall be effective upon its filing in the Office of the Secretary of State of the State of Delaware.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Conversion as of June 15th, 2007.


                                     By: /s/ Alice Pellegrino
                                         ---------------------------------------
                                         Name: Alice Pellegrino
                                         An Authorized Person